Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

IDT Corporation

Newark, NJ

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-104286, 333-115403, 333-11910, 333-37141, 333-43501, 333-45199, 333-53719, 333-61565, 333-71991, 333-77395, 333-80133 and 333-86261) and Form S-8 (No. 333-100424, 333-105865, 333-110657, 333-116266, 333-130287, 333-130562, 333-146718, 333-154257, 333-177247, 333-19727, 333-199299, 333-208447, 333-214105, 333-220982, 333-42267, 333-49150, 333-63282 and 333-73167) of IDT Corporation of our reports dated October 11, 2019, relating to the consolidated financial statements (which report on the consolidated financial statements expresses an unqualified opinion and includes an emphasis-of-matter paragraph regarding the adoption of FASB Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606)), and the effectiveness of IDT Corporation’s internal control over financial reporting, which appear in this Form 10-K. Our report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of IDT Corporation’s internal control over financial reporting as of July 31, 2019.

/s/ BDO USA, LLP

Woodbridge, NJ

October 11, 2019